                                                                    EXHIBIT 99.6

                          TRANSITION SERVICES AGREEMENT


         This Transition Services Agreement (this "AGREEMENT") is made as of September 9, 2002 (the "EFFECTIVE DATE"), by and between CMGI, Inc., a Delaware corporation with offices located at 100 Brickstone Square, Andover, MA 01810 ("CMGI") and Engage, Inc. a Delaware corporation with offices located at 100 Brickstone Square, Andover, MA 01810 ("ENGAGE").

                                    RECITALS

         WHEREAS, this Agreement is entered into in connection with that certain Transaction Agreement, dated of even date hereof, between CMGI and Engage (the "TRANSACTION AGREEMENT");

         WHEREAS, by virtue of carrying out the transactions contemplated by the Transaction Agreement, Engage will cease to be a subsidiary of CMGI;

         WHEREAS, Engage is interested in obtaining, and CMGI is willing to provide to Engage, certain services on an interim basis as set forth in this Agreement; and

         WHEREAS, Engage and CMGI desire to terminate certain agreements and arrangements between the parties effective as of the Effective Date, as more fully specified herein.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Engage and CMGI hereby agree as follows:

1. Definitions. As used here, each of the following capitalized terms shall have the following meaning ascribed to it:

         1.1. "APPLICATION SERVICES" shall mean the services and arrangements described on Exhibit A-1 attached hereto.

         1.2. "BUILDING SERVICES" shall mean the services and arrangements described on Exhibit A-2 attached hereto.

         1.3. "COBRA SERVICES" shall mean the services and arrangements described on Exhibit A-3 attached hereto.

         1.4. An "EVENT OF DEFAULT" shall occur when a party breaches any material term or condition of this Agreement (including, without limitation, Engage's obligation to pay fees and charges associated with one or more Services) and such party fails to cure such breach within fifteen (15) days after receiving written notice of such breach from the other party.

         1.5. "NETWORK/DESKTOP SERVICES" shall mean the services and arrangements described on Exhibit A-4 attached hereto.

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         1.6. "PRIMARY TERM" shall mean the period beginning on the Effective
Date and ending on the earlier to occur of (i) the date that Engage ceases to lease office space at 100 Brickstone Square, Andover, MA from CMGI, or (ii) the date on which Engage (pursuant to written notice delivered to CMGI) requests that all remaining Services be terminated.

         1.7. "SERVICES" shall mean collectively, the Telephone Services, the Building Services, the Application Services, the COBRA Services and the Network/Desktop Services.

         1.8. "TELEPHONE SERVICES" shall mean the services and arrangements described on Exhibit A-5 attached hereto.

2.       TRANSITION SERVICES; LEASED EQUIPMENT.

         2.1. Subject to, and in accordance with, the terms and conditions of this Agreement, CMGI will provide the Services, or cause the Services to be provided, to Engage for the corresponding time period, and at the corresponding fee or cost, that is specified on the applicable EXHIBIT A opposite each Service (pro rated for partial months, if applicable). Where a transition plan is specified on an EXHIBIT A for a particular Service, each party shall perform its respective tasks as specified in such transition plan.

         2.2. The Services shall be provided in a manner consistent, in all material respects, with CMGI's practices with respect to CMGI's provision of the same Services to Engage prior to the date hereof, except to the extent otherwise specified on the applicable Exhibit A. Engage acknowledges that the Services have previously been provided to Engage by CMGI and that, as so provided, such Services are acceptable to Engage. CMGI shall have no obligation to make available to Engage any customizations, improvements, changes, enhancements or modifications to the Services that were not made available to Engage prior to the Effective Date. CMGI may install new versions or updates to software programs that are part of, or used in connection with, the Services.

         2.3. Engage acknowledges that in the course of providing certain Services to Engage, CMGI personnel may need access to the facilities and/or equipment owned or leased by Engage. Engage shall provide such personnel with such access as is reasonably required to provide such Services to Engage.

         2.4. Engage acknowledges that (i) some of the Services involve Engage using certain software programs licensed to (or certain service provided to) CMGI for use by CMGI and its subsidiaries, and (ii) following December 31, 2002, Engage shall no longer use such software licenses (or services, as the case may be). In the event that a vendor of any such software programs (or services) alleges that use of such software (or services) by Engage is not permitted under the terms of the applicable license agreement (or other agreement), CMGI shall give written notice thereof to Engage and, if permitted under the terms of the applicable license agreement without cost to CMGI and if the applicable license is not also being used by CMGI or any other subsidiary of CMGI, transfer the applicable license to Engage. Otherwise, CMGI and Engage shall use commercially reasonable efforts to negotiate with such vendor for Engage's continued use of such software (or services). If such vendor imposes any fees or other amounts

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in connection with such vendor consenting to Engage's continued use of such software (or services), then (x) CMGI shall have no obligation to pay such fees and amounts, and (y) CMGI shall notify Engage of such fees and amounts and if Engage agrees to such fees and amounts, Engage shall pay such fees and amounts directly to such vendor. If such negotiations are unsuccessful, or if in CMGI's reasonable judgment such continued use by Engage will result in a material potential liability to CMGI, CMGI may terminate such Service by providing prior written notice to Engage, and Engage shall have no obligation to pay any fees attributable to the provision of such Service from and after the effective time of such termination.

         2.5. During the Primary Term, Engage may request such additional services and CMGI may agree to provide additional services of the type previously provided by CMGI to Engage, or performed by CMGI on behalf of Engage. Such services shall be provided on a fee basis as such fees (and other terms and conditions relating to such services) are mutually agreed by the parties in writing; PROVIDED, that if a service is to be provided on a per hour or per day basis, the fee for such a service will not exceed $85.00 per hour or $680.00 per day, as applicable.

         2.6. Engage will use commercially reasonable efforts to promptly discontinue its use of the Application Services and the LAN Services (as described as part of the Network/Desktop Services), and, Engage shall either perform such services in-house or make alternate arrangements with third parties whereby such third parties will provide such services to Engage. In particular, and without limiting the foregoing, Engage will use commercially reasonable efforts to migrate Engage's accounting and financial information (e.g. Oracle Financials, Solomon) and customer retention management (CRM) systems information (Siebel Systems) off of CMGI's systems, and to terminate Engage's use of the LAN Services, all in a timely fashion, but in no event later than December 31, 2002. Engage acknowledges that its failure to complete such migration will have severe adverse consequences to Engage, and that CMGI has no obligation to provide access to the software applications cited in the previous sentence beyond December 31, 2002 (or such shorter period of time as contemplated by Section 2.4 above). Upon Engage's written request, CMGI will use commercially reasonable efforts to assist Engage in transferring Engage's accounting and financial information and CRM systems information to a replacement system chosen by Engage prior to December 31, 2002. Such work shall be performed on a fee basis at a rate not to exceed $85.00 per hour.

         2.7. The parties believe that the equipment listed in EXHIBIT D attached hereto (the "LEASED EQUIPMENT") was previously transferred by CMGI to Engage's possession or under Engage's control. On or before the Effective Date, Engage shall pay to CMGI Thirty-Eight Thousand Dollars ($38,000) in immediately available funds as payment in full of Engage's remaining payment obligations to CMGI with respect to the Leased Equipment. CMGI acknowledges that Engage may not be able to return the Leased Equipment at the end of the applicable lease term, and except for the payment obligation specified in the second sentence of this
Section 2.7 and except as set forth in the following sentence, Engage shall have no other obligations to CMGI with respect to the Leased Equipment. Notwithstanding the foregoing, if Engage does locate any item of Leased Equipment, Engage will promptly return such item to CMGI or, if Engage desires to keep such item of Leased Equipment, Engage shall promptly pay to CMGI the "buy-out" amount for such item in accordance with the buy-out provisions of the applicable lease agreement and lease schedules.

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3.       FEES; INVOICE AND PAYMENT.

         3.1. In consideration of CMGI rendering the Services to Engage, Engage agrees to pay to CMGI the fees and charges associated with each Service as specified in the applicable EXHIBIT A (prorated for partial months, if applicable). In the event any governmental entity (directly or through a vendor) imposes, assesses or increases any taxes, tariffs, surcharges, fees or other charges (each, a "GOVERNMENTAL FEE") on any goods or services used by CMGI in the provision of the Network Service portion of the Network/Desktop Services or the Telephone Services to Engage hereunder, CMGI may increase the fees and charges for such Service by the corresponding amount of such Governmental Fee, or increase thereof, as the case may be. Furthermore, with respect to each component of the Telephone Services, (i) in the event Engage's monthly level of usage of such Service significantly exceeds Engage's average monthly level of usage of such Service during the then-prior six (6) months, then CMGI reserves the right to increase the corresponding fee charged to Engage hereunder for such Service by an equitable amount based on such increased level of usage by Engage, and (ii) in the event Engage's monthly level of usage of such Service is significantly less than Engage's average monthly level of usage of such Service during the then-prior six (6) months, then upon written request by Engage, CMGI shall reduce the corresponding fee charged to Engage hereunder for such Service by an equitable amount based on such decreased level of usage by Engage (but in no event will such decrease be lower than the fixed costs associated with such Service). On or after the first anniversary of the Effective Date, and each six-month anniversary thereafter, to the extent Engage has not terminated its use of all of the Services at that time, CMGI may adjust the fees set forth in EXHIBIT A-1, EXHIBIT A-2, EXHIBIT A-3, EXHIBIT A-4 AND Exhibit A-5 to reflect any increases in CMGI's costs in providing such Services, and CMGI shall provide Engage with written notice of such fee increase(s) at least 30 days prior to the effective date of such fee increase(s) and such notice shall be accompanied documentation supporting such fee increase(s).

         3.2. On a monthly basis, CMGI shall submit an invoice to Engage for the corresponding fees and charges specified in EXHIBIT A-1, EXHIBIT A-2, EXHIBIT A-3, EXHIBIT A-4 OR Exhibit A-5, as the case may be, and, if such Exhibit specifies that expenses are to also be charged for particular Services, any associated expenses, for the Services provided in the prior calendar month. CMGI shall endeavor to submit to such invoices to Engage no later than the tenth business day of the calendar month. CMGI shall submit such invoices to the attention of Engage's Chief Financial Officer. Such invoices shall be accompanied by documentation supporting the invoiced amounts. Engage shall pay such invoiced amounts, less any amounts subject to a bona fide dispute by Engage, no later than thirty (30) days following Engage's receipt of the applicable invoice. All amounts not paid within such time period shall accrue interest at the rate of one and one-half percent (1.5%) per month (or the highest interest rate allowed by law, if lower) until such amounts are paid in full. If CMGI brings suit or retains an attorney to collect any monies due hereunder, and CMGI is successful in such action, CMGI shall be entitled to recover, in addition to any other remedy, reimbursement for its actual and reasonable attorney fees, court costs and other related expenses incurred in connection therewith.

         3.3. From time to time, Engage has obtained various goods and services (other than the Services) from third party vendors using CMGI's account numbers (e.g. FedEx services) or otherwise resulting in the vendor submitting a bill to CMGI for such goods or services. Engage

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shall use diligent efforts to cease such practice. In the event any such goods or services are billed to CMGI, CMGI shall consult with Engage regarding such charges and CMGI shall submit an invoice to Engage for such amount. Engage shall pay such invoiced amount in accordance with the payment terms specified in
Section 3.2 above.

         3.4. On or before the Effective Date, Engage shall pay to CMGI Two Hundred Thousand Dollars ($200,000) (the "COBRA DEPOSIT") in immediately available funds to secure Engage's obligations hereunder to pay to CMGI the fees and charges associated with the COBRA Services. Engage acknowledges that under applicable law, Engage has an obligation to continue to provide to its ex-employees health care insurance coverage under COBRA, and that via the COBRA Services provided hereunder, CMGI and CMGI's vendors are managing the administration of such health care insurance on behalf of Engage. In the event Engage does not pay to CMGI any fees and charges associated with the COBRA Services (as invoiced pursuant to Section 3.2 above) when such fees and charges are due and payable (in accordance with Section 3.2 above), in addition to any other rights and remedies CMGI may have hereunder, at law or in equity, CMGI shall have the right to apply all or any portion of the COBRA Deposit as payment for such past due amounts (including interest thereon, if any), in which event Engage shall promptly pay to CMGI in immediately available funds an amount equal to the amount of the COBRA Deposit that CMGI applied to such past due amounts (such that the amount of the Deposit shall be restored to $200,000). On March 6, 2003, CMGI shall pay to Engage in immediately available funds, an amount equal to the then-current amount of the COBRA Deposit held by CMGI, less any amounts due for COBRA Services provided hereunder, and Engage's obligation to post the COBRA Deposit shall cease.

4.       TERMINATION AND TRANSFER OF CERTAIN ARRANGEMENTS.

         4.1 TERMINATION OF CERTAIN ARRANGEMENTS. The parties acknowledge that the Facilities and Administrative Support Agreement, dated as of July 23, 1999, between CMGI and Engage, has terminated pursuant to its terms as a result of the parties carrying out transactions contemplated by the Transaction Agreement. In addition, prior to the Effective Date, Engage as a majority-owned subsidiary of CMGI, received or was eligible to receive from CMGI and third parties the products and services described in EXHIBIT B attached hereto. Engage's right to receive such goods and services (including all agreements between Engage and CMGI related thereto, other than this Agreement and any other agreement entered into in connection with the Transaction Agreement), as well as all other goods and services from CMGI or through arrangements between CMGI and third parties, except in each case for those that are part of the Services, shall terminate as of the Effective Date. Where a transition plan is specified on EXHIBIT B for a particular good or service, each party shall perform its respective tasks as specified in such transition plan.

         4.2 TRANSFER OF CERTAIN EXISTING LICENSES. Prior to the Effective Date, Engage purchased (or CMGI purchased at the request and on behalf of Engage) certain software licenses pursuant to agreements or accounts between CMGI and the vendor of such software. Such licenses are described or set forth on EXHIBIT C attached hereto. With respect to the licenses described or set forth on EXHIBIT C attached hereto, promptly after the Effective Date, CMGI shall notify the vendor of such programs that such licenses have been transferred to Engage.

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Each of the parties hereto agrees to use its respective commercially reasonable efforts to assist the other party (at no cost to the other party) in obtaining any third party consents that are required in connection with such transfers.

5.       COOPERATION AND ASSISTANCE.

         5.1 LITIGATION ASSISTANCE. During the Term (as defined in Section 6.1), each party will provide the other party (and/or its subsidiaries as the case may be) with such information and assistance as is reasonably requested by such other party in connection with any current and future lawsuit, threatened lawsuit, dispute, claim, governmental investigation, administrative proceeding, insurance claim or the like brought against or by the requesting party and involving or otherwise related to Engage. By way of illustration, such assistance shall include such activities as responding to requests for production of documents and records (e.g. paper copies, electronic copies, emails) and providing information and assistance to outside counsel retained to handle such matters. The requesting party shall reimburse the other party for the other party's actual and reasonable out-of-pocket expenses (specifically excluding any charges for the other party's employees' time).

         5.2. FINANCIAL AND ACCOUNTING INFORMATION. During the Term, each party shall, upon written request by the other party (the "REQUESTING PARTY"), provide to the Requesting Party such financial and accounting information of such party as is reasonably required for the Requesting Party to respond to any audit (or similar action) conducted by a governmental entity, or to perform its tax filings and reports, end of the month, end of fiscal quarter and end of fiscal year financial closing process, and to prepare the related financial statements and accounting reports, or to revise any financial statements and accounting reports for any prior periods. During the Term, each party shall reasonably cooperate with the other in its efforts to comply with the rules and regulations affecting public companies, including without limitation, the Sarbanes-Oxley Act of 2002.

         5.3. COOPERATION. Each party (at its own expense, except as otherwise specified herein or in an Exhibit A) shall cooperate with the other party as is reasonably necessary to carry out the transactions contemplated hereby, and any other similar transactions resulting from Engage ceasing to be a subsidiary of CMGI. However, nothing herein shall obligate CMGI to provide any Services involving a level of service that is significantly greater than the level of service historically provided to Engage with respect to such Services.

6.       TERM; TERMINATION OF SERVICES OR AGREEMENT

         6.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years unless otherwise terminated in accordance with the provisions of this Section 6 (the "TERM"). Notwithstanding the foregoing, the Services shall be provided only during the applicable time period specified opposite each Service in the applicable EXHIBIT
A. Each Service specified herein may be terminated earlier (on a Service by Service basis) in accordance with the provisions of this Section 6.

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         6.2 FOR CONVENIENCE. Except as otherwise specified in the applicable
Exhibit A, Engage may terminate any Service (except the COBRA Service), individually or in combination with one or more other Services, being provided by CMGI under this Agreement effective upon at least ten (10) days written notice to CMGI (unless such longer notice period is specified for such Service in the applicable EXHIBIT A). Upon any termination of any individual Service, CMGI shall invoice Engage in accordance with its monthly invoice schedule, and Engage shall pay CMGI any amounts invoiced and owed to CMGI hereunder, for the Service(s) provided through the applicable termination date.

         6.3 TERMINATION FOR BREACH. Either party will have the right to terminate this Agreement, in part (by terminating one or more Services) or in its entirety, upon an Event of Default by the other party. . If (i) CMGI terminates this Agreement pursuant to this section as a result of an Event of Default by Engage, and (ii) CMGI continues to provide COBRA Services, CMGI shall continue to invoice Engage monthly for the fees and charges associated with such Services and the provisions of Sections 3.2 shall continue to apply with respect to such fees and charges.

         6.4 SURVIVAL. The provisions of this Section 6 and of Sections 3.2, 3.4, 5, 7, 8, and 10 shall survive any termination or the expiration of this Agreement.

         6.5 DUTIES UPON TERMINATION. Upon termination of any Service being provided by CMGI hereunder, Engage shall immediately cease using any software and associated documentation provided by CMGI to Engage as part of, or to enable use of, the Service, and if requested by CMGI, Engage shall promptly return to CMGI all copies of such software and associated documentation, otherwise Engage shall promptly destroy all such copies of such software.

7.       REPRESENTATIONS AND WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY.

         7.1. CMGI REPRESENTS THAT THE SERVICES WILL BE PROVIDED IN A PROFESSIONAL AND WORKMANLIKE MANNER AND AT A LEVEL AND QUALITY CONSISTENT WITH THE LEVEL AND QUALITY OF THE COMPARABLE SERVICES PROVIDED TO ENGAGE PRIOR TO THE EFFECTIVE DATE IN ALL MATERIAL RESPECTS. EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE, THE SERVICES (INCLUDING ALL ASSOCIATED SOFTWARE) ARE PROVIDED "AS IS" AND CMGI DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE SAME, AND HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

         7.2. EXCEPT WITH RESPECT TO AMOUNTS PAYABLE ARISING OUT OF CLAIMS RELATING TO BREACH OF CONFIDENTIALITY OR BASED UPON WILLFUL, MALICIOUS OR GROSSLY NEGLIGENT CONDUCT OF THE LIABLE PARTY OR RELATING TO ENGAGE'S BREACH OF ITS OBLIGATIONS UNDER SECTION 2.6 ABOVE, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY'S AGGREGATE

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LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY ARISING OUT OF OR RELATED TO
THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT PAID (AND AMOUNTS DUE AND PAYABLE) BY ENGAGE UNDER THIS AGREEMENT, REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY RELEASES THE OTHER PARTY FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMAND IN EXCESS OF THIS LIMITATION. THE PARTIES ACKNOWLEDGE THAT EACH OF THEM RELIED UPON THE INCLUSION OF THIS LIMITATION IN CONSIDERATION OF ENTERING INTO THIS AGREEMENT.

         7.3. EXCEPT WITH RESPECT TO AMOUNTS PAYABLE ARISING OUT OF CLAIMS RELATING TO BREACH OF CONFIDENTIALITY OR BASED UPON WILLFUL, MALICIOUS OR GROSSLY NEGLIGENT CONDUCT OF THE LIABLE PARTY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF USE, REVENUES, PROFITS OR SAVINGS, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

8. CONFIDENTIALITY. To the extent a party (the "RECEIVING PARTY") receives, or is otherwise provided access to, any confidential or proprietary information of the other party in the course of the parties' performance of this Agreement, the Receiving Party shall treat such information in accordance with the provisions of the Mutual Confidentiality Agreement dated September 5, 2002 by and between the parties.

9. PROJECT MANAGERS; ESCALATION. CMGI and Engage will each assign one person to act as that party's project manager for the activities under this Agreement. Such project managers shall (i) represent and act for their respective party for matters hereunder, (ii) receive and provide all communications between the parties relating to operational matters arising hereunder, and (iii) meet and/or confer on a regular basis (at mutually agreed times and locations) to review the activities under this Agreement and to discuss the status and progress of such activities. All disputes or issues arising hereunder shall be referred to the project managers for resolution. In the event any such dispute or issue is not resolved in a timely manner, such matter shall be referred to senior management representatives, with appropriate decision making authority, from each party for prompt resolution of the matter.

10.      MISCELLANEOUS

         10.1 ASSIGNMENT. Neither Engage nor CMGI may, without the prior written consent of the other party hereto, which consent shall not be unreasonable withheld delayed or conditional, assign or otherwise transfer to any third party, by operation of law or otherwise, this Agreement or the rights and obligations hereunder, and any attempt to assign or otherwise transfer this Agreement or the rights or obligations hereunder other than in accordance with the provisions of this section shall be void and of no effect.

         10.2 NOTICES. All notices under this Agreement will be deemed given when delivered personally, sent by certified or registered U.S. mail return receipt requested or sent by a

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nationally-recognized express courier, in each case to the address shown in the preamble above or as may otherwise be specified by either party to the other in accordance with this section.

         10.3 ENTIRE AGREEMENT. This Agreement, including any Exhibits, constitutes the entire agreement and understanding between the parties, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter.

         10.4 AMENDMENT; WAIVER. No term or provision of this Agreement may be amended or supplemented except by a writing signed by Engage and CMGI clearly stating the parties' intention to amend or supplement this Agreement. No term or provision of this Agreement may be waived other than by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

         10.5 NO THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

         10.6 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10.7 FORCE MAJEURE. Neither party will be deemed in default of its performance or obligations hereunder are delayed or become impractical by reason of any act of God, war, fire, earthquake, labor dispute, sickness, accident, civil commotion, epidemic, act of government or governmental agency or officers, or any other cause beyond such party's control.

         10.8 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

         10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding application of any choice of law doctrines).

         10.10 SEVERABILITY. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably affect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

         10.11 REMEDIES NON-EXCLUSIVE. Except as otherwise set forth herein, any remedy provided for in this Agreement is deemed cumulative with, and not exclusive of, any other remedy provided for in this Agreement or otherwise available at law or in equity. The exercise by a party of any remedy shall not preclude the exercise by such party of any other remedy.

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         IN WITNESS WHEREOF, CMGI and Engage executed and delivered this
Transition Services Agreement by their duly authorized representatives as of the Effective Date.


CMGI, INC.                               ENGAGE, INC.


By: /s/ Thomas Oberdorf                  By: /s/ Christopher Cuddy
    -------------------------------          -----------------------------------


Print Name: Thomas Oberdorf              Print Name: Christopher Cuddy
            -----------------------                  ---------------------------


Title: Chief Financial Officer           Title: President and CEO
       ----------------------------             --------------------------------



                [SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT]

                                   EXHIBIT A-1
                              APPLICATION SERVICES

1. ORACLE FINANCIALS APPLICATION - CMGI will provide Engage with access to CMGI's current Oracle Financials system. Access shall be granted to twelve (12) named users specified by Engage.

         END DATE FOR SERVICE - The earlier to occur of (i) 12/31/02 or (ii) termination date requested by Engage by providing CMGI with at least 30 days prior written notice.

         FEE - $14,555 per month. Additional fees will apply if Engage requests, and CMGI agrees to provide, access for additional users in excess of twelve (12).

         TRANSITION PLAN - Engage's migration from CMGI's Oracle Financial application to a replacement system must be coordinated with CMGI. CMGI's assistance with such migration activity may be provided by CMGI on a fee basis.

2. SIEBEL CRM APPLICATION - CMGI will provide Engage with access to CMGI's current Siebel CRM application.

         END DATE FOR SERVICE - The earlier to occur of (i) 12/31/02 or (ii) the termination date requested by Engage by providing CMGI with at least 15 days prior written notice.

         FEE - $72.92 per month per named user.

         TRANSITION PLAN - Engage's migration from CMGI's Siebel CRM application to a replacement system must be coordinated with CMGI. CMGI's assistance with such migration activity may be provided by CMGI on a fee basis.

                              [end of Exhibit A-1]



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                                   EXHIBIT A-2
                                BUILDING SERVICES

1. Security Services - CMGI will provide Engage with (i) use of security badge readers currently installed at 100 Brickstone Square, (ii) administration of security badges, (iii) security camera coverage for 100 Brickstone Square, (iv) flood alarms and heat alarms as currently installed in the premises occupied by Engage, and response to such alarms, (v) administration of keys to offices, and
(vi) access to a CMGI representative who has a master key to Engage's offices at 100 Brickstone Square.

         END DATE FOR SERVICE - The date that Engage ceases to lease office space at 100 Brickstone Square, Andover, MA from CMGI. Engage can not terminate this Service for convenience pursuant to Section 6.2 herein.

         FEE - $3,240 per month

         TRANSITION PLAN - n/a

2. Facilities Services - CMGI will provide Engage with services related to (i) upkeep of the HVAC, electrical and plumbing infrastructure servicing Engage's office space at 100 Brickstone Square, and (2) maintenance of and changes to the internal data and telephone wires within Engage's office space at 100 Brickstone Square.

         END DATE FOR SERVICE - The date that Engage ceases to lease office space at 100 Brickstone Square, Andover, MA from CMGI. Engage cannot terminate this Service for convenience pursuant to Section 6.2 herein.

         FEE - $4,166 per month plus CMGI's actual out-of-pocket costs for any materials used in connection herewith (the $4,166 per month payment includes all charges and fees for CMGI's employees' time).

         TRANSITION PLAN - n/a



                              [end of Exhibit A-2]

                                   EXHIBIT A-3
                                 COBRA SERVICES

1. COBRA Services - CMGI will continue to extend health care plan coverage, under CMGI's plans (current and future), to those persons who as of the Effective Date are ex-employees of Engage and are eligible for, and have requested to receive (or subsequent to the Effective Date and within the applicable statutory time period under COBRA, request to receive), COBRA coverage under CMGI's health care plans. Such coverage shall be extended only for the minimum period of time required by applicable law (COBRA), subject to such individual's payment to CMGI (or its plan providers or COBRA coverage administrator) of the applicable monthly premiums. CMGI, and its plan providers and COBRA coverage administrator, will administer claims submitted by such individuals with respect to services covered by the applicable health care plan prior to the date on which such individual's COBRA coverage ends. This Service pertains only to those individuals who as of the Effective Date are ex-employees of Engage and are eligible for, and have requested to receive (or subsequent to the Effective Date and within the applicable statutory time period under COBRA, request to receive), COBRA coverage under CMGI's health care plans, and CMGI has no obligation hereunder to extend this Service to any other individual.

         END DATE FOR SERVICE - For each individual, coverage will end upon the earlier of (i) the date the such individual is no longer eligible for such coverage under COBRA, or (ii) the date CMGI is permitted to terminate such coverage following such individual's failure to pay the applicable monthly premium. The Services shall terminate upon the date the last individual's coverage hereunder ends.

         FEE - Engage shall reimburse CMGI for all fees, costs and other amounts paid to or through CMGI's COBRA coverage administrators.

         TRANSITION PLAN - n/a

                              [end of Exhibit A-3]

                                   EXHIBIT A-4
                            NETWORK/DESKTOP SERVICES

1. NETWORK SERVICES - CMGI will continue to provide Engage with the network services that CMGI is currently providing to Engage, including without limitation, WAN administration (including Engage's UK office (as such service is currently provided to Engage by AltaVista Company)), bandwidth on the WAN, internet bandwidth, use of CMGI's hub, routing and switching equipment and use of the current WAN network backbone.

         END DATE FOR SERVICE - The earlier to occur of (i) the date that Engage ceases to lease office space at 100 Brickstone Square, Andover, MA from CMGI, or (ii) the termination date requested by Engage by providing CMGI with at least 30 days prior written notice.

         FEE - $28,000 per month

         TRANSITION PLAN - Engage's migration off of CMGI's Network Services must be coordinated with CMGI. CMGI's assistance with such migration activity may be provided by CMGI on a fee basis.

         OTHER - Engage currently has its own Level 3 circuits in the UK, and a UUNET T1 line in Raleigh. Network Services does not include any costs associated with those circuits/lines, as those are billed directly to Engage by the applicable vendor.

2. LAN SERVICES - CMGI will continue to provide Engage with the LAN services that CMGI is currently providing to Engage (or in the case of Engage's UK office, that AltaVista Company is currently providing to Engage), including without limitation, administration and use of the Exchange servers and accounts, file and print servers, the Blackberry servers and accounts, the DNS and SMTP servers and Symantec Antivirus services, all as currently used by Engage.

         END DATE FOR SERVICE - The earlier to occur of (i) the date that Engage ceases to lease office space at 100 Brickstone Square, Andover, MA from CMGI, or (ii) the termination date requested by Engage by providing CMGI with at least 30 days prior written notice.

         FEE - $8,820 per month

         TRANSITION PLAN - Engage's migration off of CMGI's Network Services must be coordinated with CMGI. CMGI's assistance with such migration activity may be provided by CMGI on a fee basis. At cutover time, CMGI's personnel, working with Engage's personnel and on a fee basis, may visit each desktop computer within Engage to (i) disable the Symantec antivirus update from CMGI's servers and point the computer to receive updates from Engage's server, and (ii) uninstall On Remote, On CCM and On Centennial software from each computer. CMGI to assist, on a fee basis, with Engage's transition to its Exchange, file, print, Blackberry, domain name server (DNS), SMTP and Symantec Antivirus servers. Engage will need to enter into a support agreement with Symantec in order to obtain virus definition file updates once Engage has migrated to its own Symantec server.

3. DESKTOP SERVICES - CMGI will continue to provide Engage with the desktop support services that CMGI (or in the case of Engage's UK facility, AltaVista Company on behalf of CMGI) is currently providing to Engage, including (i) assistance with (but excluding any licenses for) desktop software, operating systems and connectivity software and (ii) access to CMGI's "action" helpdesk.

         END DATE FOR SERVICE - The earlier to occur of (i) the date that Engage ceases to lease office space at 100 Brickstone Square, Andover, MA from CMGI, or (ii) the termination date requested by Engage by providing CMGI with at least 30 days prior written notice.

         FEE - $6,500 per month

         TRANSITION PLAN - Engage's migration off of CMGI's Desktop Services must be coordinated with CMGI. CMGI's assistance with such migration activity may be provided by CMGI on a fee basis. At cutover time, CMGI will provide Engage with a printout (or a data file in Excel spreadsheet format) from CMGI's Siebel-based helpdesk tracking system of all open tickets related to Engage as of the cutover date.

4. OTHER - Services provided herein for Engage's UK office may be delegated by CMGI to AltaVista Company, and notwithstanding such delegation, CMGI will remain responsible for all matters associated with such Services.

                              [end of Exhibit A-4]

                                   EXHIBIT A-5
                               TELEPHONE SERVICES

1. TELEPHONE SERVICES - CMGI will continue to provide Engage with (i) access to and usage of CMGI's local voice T1 line that is currently providing to Engage as part of the "shared services" at 100 Brickstone Square, (ii) access to and usage of Sprint's long distance service currently provided by CMGI to Engage as part of the "shared services" at 100 Brickstone Square, (iii) access to and usage of the telephone and voicemail systems (including related telephone switches, phone units, etc.) used by CMGI at 100 Brickstone Square and which is currently provided to Engage as part of the "shared services" at 100 Brickstone Square, and (iv) access to and usage of the telephone and voicemail systems (including related telephone switches, phone units, etc.) currently used by Engage at Engage's UK office.

         END DATE FOR SERVICE - The earlier to occur of (i) the date that Engage ceases to lease office space at 100 Brickstone Square, Andover, MA from CMGI, or (ii) the termination date requested by Engage by providing CMGI with at least 30 days prior written notice.

         FEE - $9,725 per month

         TRANSITION PLAN - Engage's migration off of CMGI's Telephone Services must be coordinated with CMGI. CMGI's assistance with such migration activity may be provided by CMGI on a fee basis.

         OTHER - Telephone Services does not include (i) Sprint calling cards and teleconferencing services (ii) long distance services currently provide under Engage's own account with Sprint (or any other vendor),
         (iii) cellular phone equipment and service, and pager equipment and service, (iv) the services currently provided to Engage by Level 3 in the UK, (v) the services currently provided to Engage by UUNET in Raleigh, and (vi) local business lines and ISDN service at 100 Brickstone Square currently provided by Verizon (it us understood that with respect to items described in the preceding clauses (i) through
         (vi), Engage has its own account with the applicable vendor for these services and the vendors bill Engage directly for Engage's usage of these services), and (vii) any services at any location other than 100 Brickstone Square (except as set forth in 1(iv) above).

2. TELEPHONE SUPPORT PERSONNEL - CMGI will continue to provide Engage with access to CMGI's telephone support personnel for (i) assisting Engage with its use of the telephone and voicemail systems at 100 Brickstone Square, (ii) making such changes to the telephone and voicemail systems at 100 Brickstone Square and at Engage's UK office as required in connection with new employee hires, employee terminations and telephone extension relocations in connection with employee moves (within 100 Brickstone Square or Engage's UK office, as the case may be), and (iii) assistance with administration of Engage's cellular phone and pager accounts and equipment.

         END DATE FOR SERVICE - The earlier to occur of (i) the date that Engage ceases to lease office space at 100 Brickstone Square, Andover, MA from CMGI, or (ii) the termination date requested by Engage by providing CMGI with at least 30 days prior written notice.

         FEE - $6,000 per month

         TRANSITION PLAN - Engage's migration off of CMGI's Telephone Support Personnel must be coordinated with CMGI. CMGI's assistance with such migration activity may be provided by CMGI on a fee basis.

         OTHER - Engage may reduce the scope of the Telephone Support Personnel to only the activities described in clause 2(ii) above by providing CMGI with written notice of such change at least 15 days prior to the effective date of such change, and as of the effective date of such change, the corresponding fee shall be reduced to $1,500 per month. Services provided herein for Engage's UK office may be delegated by CMGI to AltaVista Company, and notwithstanding such delegation, CMGI will remain responsible for all matters associated with such Services.

                              [end of Exhibit A-5]

                                    EXHIBIT B
                             TERMINATED ARRANGEMENTS

The following arrangements are terminated as of the Effective Date:

1. Engage's right to receive products or services from the following vendors under contracts or arrangements between each vendor and CMGI:

2. a. Travel agency services: Rosenbluth International (Transition plan - Engage to cease using CMGI's Rosenbluth office as of the Effective Date except as noted in the following sentence. For those Engage employees who as of the Effective Date have a reservation made through CMGI's Rosenbluth office, upon request CMGI's Rosenbluth office will help such employees but only with regard to such reservations, and if there are any changes made to the existing reservations and a new ticket has to be issued there will be a fee of $36.00 charged to the credit card that is used at the time of ticketing (since the original American Express card will no longer be valid the new ticket will need to be charged to a different card) along with any additional fees based on the new fare, and if any of such employees use Rosenbluth's After Hour Service, CMGI shall charge Engage $12.00 per call. CMGI's Rosenbluth office will deliver to Engage all nonrefundable prepaid tickets previously purchased by Engage employees.)

     b. Rental car services: Avis Rent-a-Car System, Inc., and Alamo Rent A Car, LLC

     c. Airline travel services: American Airlines, Inc., and US Airways

     d. Credit card services: American Express Travel Related Services Corp.(Transition plan - upon request by CMGI, Engage will assist CMGI in encouraging Engage employees who as of the Effective Date have an outstanding balance on their American Express account, to pay their American Express bill in full on a timely basis).

     e. Hardware and software products: Art Technology Group, Inc., Brio Technology, Inc., Compaq Computer Corporation, EMC Corporation, Discus Data Solutions, Inc., Kintana, Inc., Microsoft Corporation; and Oracle Corporation

     f. Payroll services: ADP (Transition plan - Engage will transfer such service to a separate Engage account with ADP using a different company code. CMGI will provide Engage with a copy of Engage's payroll history files currently stored on CMGI's ADP server.).

3. Engage's right to use certain software licenses granted to CMGI by the following vendors:

     a. Firstlogic, Inc., Hyperion Solutions Corporation, and Interwoven, Inc.

     b. On Technology (Transition Plan - when Engage migrates off of CMGI's Network Services, among other actions, CMGI's personnel working with Engage's personnel will deinstall the On Command applications on each Engage computer on which such applications are installed (see item 2 under Exhibit A-4))

     c. Solomon accounting software (Transition plan - for 6 months from the Effective Date, CMGI will maintain Engage's data and provide Engage with access to historical data upon reasonable notice)

     d. Sybari (server-level anti-virus software) (Transition plan - CMGI acknowledges that such software licenses currently used for Engage's email servers are the property of Engage. CMGI has submitted a request to the vendor to transfer such licenses to Engage and CMGI shall use commercially reasonable efforts to continue to work with the vendor to obtain an assignment of such licenses to Engage).

     e. Oracle applications (other than Oracle Financials) (Transition plan - Engage's access to the CMGI Oracle HRIS system and the ERP and web portal applications will terminate upon the Effective Date, except that one named user account of Engage (Erin Hallisey's account) will remain active for Engage to continue to access the HRIS system until such time as CMGI has provided to Engage the data dump described in the next sentence. CMGI will work with Engage to provide Engage with a data dump, in a mutually agreeable format, of Engage's data currently in the HRIS system promptly following the Effective Date, but no later than September 30, 2002. On the Effective Date, CMGI will enter into the HRIS system a change to the status of each Engage employee such that each such employee's employment shall be recorded as terminated, notwithstanding the fact that each such employee's employment with Engage continues beyond the Effective Date.

     4. Coverage of current Engage employees under CMGI's health benefit plans (medical, dental and vision), life insurance plans, short-term and long-term disability plans, and flexible spending plans. Contributions to Engage employees' accounts under CMGI's 401(k) plan shall terminate. (Transition plan - Engage shall have in place as of the Effective Date replacement plans to offer to its employees. Engage is responsible for COBRA coverage for any employee who resigns or is terminated on or after the Effective Date. When Engage has established its own 401(k) program, the parties shall work together to implement a trustee-to-trustee asset transfer to cause all Engage employees' 401(k) accounts to be transferred to Engage's replacement 401(k) plan.)

     5. Coverage of Engage under CMGI's insurance policies (including without limitation, D&O insurance, workers compensation insurance, and general commercial liability insurance) (Transition plan - Engage shall have replacement policies in place as of the Effective Date).

     6. Facilities Services currently provided to Engage, except for the Building Services specified herein in Exhibit A-2 and any services explicitly stated in the sublease, as amended, between CMGI and Engage. (Transition plan - As of the Effective Date, Engage will be responsible for its own mailroom, facility cleaning services, office supplies, kitchen supplies, etc.)

                               [end of Exhibit B]

                                    EXHIBIT C
                           LICENSES TO BE TRANSFERRED

1. Symantec Corporation. (Norton Antivirus software) - on the Effective Date, licenses to 150 copies of Norton Antivirus software (Corporate Edition) shall be transferred to Engage, and as of the Effective Date, Engage's right to obtain updated virus information files from Symantec via CMGI's account shall terminate. Engage shall be responsible for subscribing directly with Symantec to obtain updated virus definition files for periods of time following the Effective Date.

2. Microsoft Corporation - the licenses described in the documents attached to this Exhibit C shall be transferred to Engage (since such licenses were purchased by Engage under CMGI's purchase agreement with Microsoft).

3. Oracle Systems database licenses - on the Effective Date, the following power units of the following types of Oracle licenses shall be transferred to Engage:


         a.  Oracle 8i Enterprise Edition - Database (Production)               3,400 power units
         b.  Oracle 8i Enterprise Edition - Partitioning Option (Production)    800 power units
         c.  Oracle 8i Enterprise Edition - Database (Backup)                   800 power units
         d.  Oracle 8i Enterprise Edition - Partitioning Option (Backup)        4,000 power units

As of the Effective Date, Engage's right to obtain maintenance, service and support from Oracle Systems via CMGI's account shall terminate. If Engage wishes to continue to receive maintenance, service and support for such software, Engage shall be responsible for subscribing directly with Oracle Systems to obtain maintenance, service and support for such database licenses for periods of time following the Effective Date.

4. Sybari - CMGI is working, and will continue to work, with Sybari to cause Sybari to transfer licenses for 150 users from CMGI's name to Engage's name.

                               [end of Exhibit C]

                                    EXHIBIT D


                                LEASED EQUIPMENT

                                 [see attached]